Exhibit 10.1

AGREEMENT AND PLAN

of

MERGER

by and among

ETHOS ENVIRONMENTAL, INC.,

a Nevada corporation

ETHOS MERGER SUB, INC.,

a Nevada corporation
AND

AL GLOBAL CORPORATION d/b/a/YOUNGEVITY,

a California corporation

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of _____________, 2009, by and among Ethos Environmental, Inc., a Nevada corporation (“Ethos”); Ethos Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Ethos (“Merger Sub”); and AL Global Corporation (d/b/a Youngevity), a California corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A. For purposes of this Agreement, reference to the “Company” shall include each Subsidiary of the Company unless the context requires otherwise.

RECITALS

A.

Ethos and the Company intend to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”) in accordance with and subject to the terms of this Agreement and the Nevada Revised Statutes (the “NRS”).

B.

Ethos and the Company intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368 of the Code.

C.

The board of directors of Ethos (i) has determined that the Merger is fair to, and in the best interests of, Ethos and its stockholders, (ii) has approved this Agreement, the Merger, the issuance of shares of Ethos Common Stock to the stockholders of the Company pursuant to the terms of this Agreement, and the other actions contemplated by this Agreement.

D.

The board of directors of the Company (i) has unanimously determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) has unanimously approved this Agreement, the Merger and the other actions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has unanimously approved and determined to recommend the adoption of this Agreement to the stockholders of the Company.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

1.

DESCRIPTION OF TRANSACTION

1.1

The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2

Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges and powers of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3

Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 8 of this Agreement, and subject to the satisfaction or waiver of the conditions set forth in Sections 5, 6 and 7 of this Agreement, the consummation of the Merger (the “Closing”) shall take place on January 31, 2010, or as soon as practicable thereafter, at the offices of Carrillo Huettel, LLP, at 3033 Fifth Avenue Suite 201, San Diego, CA 92103. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties hereto shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Nevada Articles of Merger with respect to the Merger, satisfying the applicable requirements of the NRS and in a form reasonably acceptable to Ethos and the Company (the “Articles of Merger”). The Merger shall become effective at the time of the filing of such Articles of Merger with the Secretary of State of the State of Nevada or at such later time as may be agreed upon by Ethos and the Company and specified in such Articles of Merger (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4

Articles of Incorporation and Bylaws. At the Effective Time:

(a)

the Articles of Incorporation of the Surviving Corporation shall remain unchanged and shall be the same as those in effect immediately prior to the Effective Time; and,

(b)

The Bylaws of the Surviving Corporation shall remain unchanged and shall be the same as those in effect immediately prior to the Effective Time.

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1.5

Merger Consideration and Certificate Surrender. At or prior to Closing, the following will occur:

(a)

subject to and pursuant to the terms and conditions of this Agreement, Ethos shall issue an aggregate amount of restricted shares of its common stock equal to sixty percent (60%) of the total shares of issued and outstanding shares of Ethos’s common stock on a fully diluted basis (the “Merger Consideration.”) in exchange for each Company share issued and outstanding as of the Closing Date, by virtue of the Merger and without any action on the part of the holders thereof so that at the Effective Time, Ethos shall be the holder of all of the issued and outstanding shares of the Company. Company shareholders shall surrender the certificates evidencing one hundred percent (100%) of Company shares, and all shares of Company issued and outstanding immediately prior to the Effective Date of the Merger, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Company shares shall cease to have any rights with respect thereto, except the common shares of the Surviving Corporation to be issued in consideration therefore upon surrender of such certificate representing Company shares;

(b)

any shareholders of the Merger Sub shall surrender the certificates evidencing one hundred percent (100%) of the Merger Sub’s Capital Stock, and all Capital Stock of the Merger Sub issued and outstanding immediately prior to the Effective Time of the Merger, shall no longer be outstanding and shall automatically be cancelled and retired and exchanged for Ethos Shares; and,

(c)

promptly after the Effective Time and upon surrender of a certificate or certificates representing the Company shares that were outstanding immediately prior to the Effective Time or an affidavit and indemnification in form reasonably acceptable to counsel for Ethos stating that such stockholder has lost their certificate or certificates or that such have been destroyed, Ethos shall issue to each record holder of Company shares surrendering such certificate or certificates, a certificate or certificates issued in the name of such stockholder representing the number of shares of Capital Stock that such stockholder shall be entitled to receive as set forth in Section 1.5(a) hereof. Until the certificate, certificates or affidavit is or are surrendered as contemplated by this Section 1.5(c) hereof, each certificate or affidavit that immediately prior to the Effective Time represented any outstanding Company shares shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the Capital Stock specified in Schedule 1.5(a) hereof for the holder thereof.

(d)

Ethos shall issue the Merger Consideration to the Company stockholders. The Company stockholders acknowledge and agree that the Merger Consideration is being issued pursuant to a safe harbor from the prospectus and registration requirements of the United States Securities Act of 1933 (the “1933 Act”). The Company stockholders agree to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Merger Consideration issued on Closing will be endorsed with the following legend pursuant to the 1933 Act in order to reflect the fact that the Merger Consideration represents restricted securities and will be issued to the Company stockholders pursuant to a safe harbor from the registration requirements of the 1933 Act:

 “NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

1.6

Additional Conversion of Company Shares.

(a)

If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or the risk of forfeiture or under any applicable restricted stock purchase agreement or other agreement with the Company, then Merger Consideration issued in exchange for such shares of Company Common Stock will, to the same extent, be unvested and subject to the same repurchase option or risk of forfeiture, and the certificates representing such shares of Merger Consideration shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Ethos is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

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(b)

Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the Ethos Shares will be issued in the Transaction. In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a share of the Ethos Shares upon surrender of certificates representing the Company Shares for exchange pursuant to this Agreement, the Selling Shareholders will be entitled to receive from Ethos a stock certificate representing the nearest whole number of Ethos Shares.

(c)

All Company Options outstanding immediately prior to the Effective Time under the Company Stock Option Plans and all Company Warrants outstanding immediately prior to the Effective Time (including any Company Warrants issued pursuant to the Company Stockholder Conversion Agreement) shall be converted into options to purchase Ethos Common Stock or warrants to purchase Ethos Common Stock, as applicable, in accordance with Section 1.5.

1.7

Surrender of Certificates.

(a)

On or prior to the Closing Date, Ethos and the Company shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Ethos shall deposit with the Exchange Agent certificates representing the shares of Merger Consideration issuable pursuant to Section 1.5.

(b)

Promptly after the Effective Time, but in no event more than five Business Days after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Ethos may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Ethos Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Ethos: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefore a certificate representing the number of whole shares of Ethos Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5; and (B) the Company Stock Certificate so surrendered shall be canceled. If any Company Stock Certificate shall have been lost, stolen or destroyed, Ethos may, in its discretion and as a condition precedent to the delivery of any shares of Ethos Common Stock with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate and post a bond indemnifying Ethos against any claim suffered by Ethos related to the lost, stolen or destroyed Company Stock Certificate or any Ethos Common Stock issued in exchange therefore as Ethos may reasonably request.

1.8

Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their commercially reasonable efforts (in the name of the Company and otherwise) to take such action.

1.9

Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Ethos as follows, except as set forth in the written disclosure schedule delivered by the Company to Ethos concurrently with the execution of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 2. The disclosure in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Section 2 if the applicability of the disclosure contained in such section or subsection of the Company Disclosure Schedule to the other representations in this Section 2 is readily apparent on its face.

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2.1

Due Organization; Subsidiaries; Etc.

(a)

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as its business is presently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

(b)

The Company has conducted business in the United States and abroad under names other than AL Global and/or Youngevity.

(c)

The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule.

(d)

Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of the Company, (ii) the names of the members of each committee of the board of directors of the Company and (iii) the names and titles of the officers of the Company.

(e)

The Company has no Subsidiaries except for the Entities identified in Part 2.1(e) of the Company Disclosure Schedule. Except as set forth in Part 2.1(e) of the Company Disclosure Schedule, each Company Subsidiary is duly organized, validly existing and in good standing in its jurisdiction of organization and has the requisite power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as its business is presently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts. Each Company Subsidiary is in good standing as a foreign corporation or other organization in each of the jurisdictions identified in Part 2.1(e) of the Company Disclosure Schedule. Except as set forth in Part 2.1(e) of the Company Disclosure Schedule, the Company owns all of the capital stock of each Company Subsidiary free from liens, encumbrances and defects. There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of any Company Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of any Company Subsidiary; (iii) Contract under which any Company Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of any Company Subsidiary; or (iv) condition or circumstance that would give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any Company Subsidiary. No Company Subsidiary has issued any debt securities which grant the holder thereof any right to vote on, or veto, any action of any Company Subsidiary.

2.2

Articles of Incorporation and Bylaws; Records. The Company has delivered or made available to Ethos accurate and complete copies of: (a) the Articles of Incorporation (as amended and restated, the “Company Articles of Incorporation”), annexed hereto as Exhibit “B” and Bylaws, annexed hereto as Exhibit “C”, including all amendments thereto, of the Company; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the items described in (a) and (b) above, collectively, the “Company Constituent Documents”). Except as set forth in Part 2.2 of the Company Disclosure Schedule, there have been no formal meetings or actions taken by written consent or otherwise without a meeting of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the minutes and other records delivered or made available to Ethos pursuant to clause (c) above. There has not been any violation of the Company Constituent Documents, and the Company has not taken any action that is inconsistent with the Company Constituent Documents. Except as set forth in Part 2.2 of the Company Disclosure Schedule, the books of account, stock records, minute books and other records of the Company are accurate, up to date and complete in all material respects and have been maintained in accordance with prudent business practices.

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2.3

Capitalization. Company’s authorized capital stock consists of 1,000,000 shares of Company capital stock of which 200 shares are issued and outstanding, or reserved for issuance, all of which are, or will be prior to the Closing Date validly issued, fully paid and non-assessable. As of the date hereof no shares of Preferred Stock are authorized, issued or outstanding. Except as set forth in (i) the Financial Statements (as defined in Paragraph “2.4” of this Article “2” of this Agreement) and (ii) the Company Disclosure Schedule, herein defined, there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of Company or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Company. Except as set forth on the disclosure schedule which is annexed hereto and made a part hereof (the “Company Disclosure Schedule”), Company has not granted any registration rights with respect to any series of Company stock outstanding.

2.4

Financial Statements. The Company’s unaudited financial statements, as attached here to as Exhibit “D”, for the year ended December 31, 2008 (the “Unaudited Financial Statements”), have been prepared using generally accepted accounting principles (“GAAP”) applied on a consistent. Except as set forth on the Disclosure Schedule, the Unaudited Financial Statements shall fairly present the financial condition and results of operations for Company and shall indicate that sales for the year ended December 31, 2008 were approximately $25,000,000. Except as indicated in such Financial Statements, or as set forth on the Disclosure Schedule or in any Exhibit to this Agreement, the Company does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Except as set forth on the Disclosure Schedule, since the date of the Unaudited Financial Statements, there has not been any material adverse change in Company’s financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting Company’s properties, assets or business, and Company has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business and Company has not made any change in its accounting methods or practices. The Company further represents and warrants that there will be no outstanding shareholder loans at the time of Closing.

2.5

Absence of Changes. Except as set forth on the Disclosure Schedule Section 2.5, subsequent to the date of the Unaudited Financial Statements and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Company, and except as in the ordinary course of business and with respect to any items reserved by Company and reflected in its Unaudited Financial Statements, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Company for any period prior to, and/or subsequent to, the date of the Unaudited Financial Statements or arising out of any transaction of Company prior to, and/or subsequent to, such date). Subsequent to the date of the Unaudited Financial Statements except as set forth on the Disclosure Schedule, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to Company’s securities, or any direct or indirect redemption, purchase, or other acquisition of any of Company’s securities. To Company’s knowledge, there has not been an assertion against the Company of any liability of any nature or in any amount not fully reflected or reserved against in the Unaudited Financial Statements.

2.6

Authority of Company. Company has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action and has obtained all necessary consents and approvals required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by Company of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors and the Company Stockholders, and this Agreement are valid and binding upon Company and enforceable against Company in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

2.7

Compliance with the Law and Other Instruments.

(a)

The business and operations of Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Company or its properties, assets, businesses or prospects.

(b)

Company Disclosure Schedule sets forth all material Permits issued or granted to Company. To the knowledge of Company, the Permits are validly held by Company, and Company is in compliance with the Permits, except for instances of noncompliance that would not, individually or in the aggregate, have a material adverse effect. To the knowledge of Company, the Permits constitute all of the governmental licenses, permits, authorizations and approvals required to carry on the business of Company as such business is presently conducted, except where the failure to have any such license, permit, authorization or approval would not, individually or in the aggregate, have a material adverse effect.

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2.8

Absence of Conflicts. The execution and delivery of this Agreement, the transfer of the securities of Company, and the consummation by Company of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Company’s Certificate of Incorporation or By-Laws, (ii) do not and shall not result breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Company is a party to or by which any of its assets are bound, (iii) do not and shall not cause Company to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Company. Company has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

2.9

Environmental Compliance. To the Company’s knowledge, it is in compliance with all applicable Environmental Laws.

2.10

Compliance with Occupational and Safety Laws; Employment Matters.

(a)

To Company’s knowledge, it is in compliance with all applicable national, provincial and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety.

(b)

Except as set forth on the Company Disclosure Schedule, Company does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of Company. Except as set forth on the Company Disclosure Schedule, Company has no Benefit Plans. The Company Disclosure Schedule contains for each or its officers, directors, employees and consultants his compensation and benefits for the last two years.

2.11

Taxes. Company has timely filed all required national, provincial, and local tax returns and has paid or made adequate provision for the payment of all such taxes whether or not shown to be due on said returns.

2.12

Contracts. As set forth on the Company Disclosure Schedule Section 2.12, is a true and complete schedule of all of Company’s material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither Company nor any other party to any such contract is in default under any such contract.

2.13

Litigation. Except as set forth on the Company Disclosure Schedule, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Company or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the Company’s business pending or to its knowledge threatened, by or against, any officer or director of Company in connection with its affairs, whether or not covered by insurance. Except as set forth on the Company Disclosure Schedule, neither Company nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting Company. Except as set forth on the Company Disclosure Schedule, Company is not presently engaged in any legal action.

2.14

No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

2.15

Broker; Finder’s Fee.

(a)

Other than as set forth in Section 2.15(b), the Company represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement, except as otherwise indicated herein. Company agrees to indemnify and hold harmless Ethos from and against any and all claims for brokerage commissions or finder’s fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by Company or its affiliates or agents.

(b)

As compensation for acting as a finder, Tom Chenault shall receive the sum of $50,000 dollars and 2,500,000 shares of Ethos restricted common stock (the “Compensation”) upon the successful closing of the Transaction contemplated hereby. The cash component of the Compensation shall be paid by Ethos concurrent to Closing and the Ethos restricted common stock component of the Compensation shall be issued immediately after Closing.

2.16

Complete Disclosure. No representation or warranty of Company which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Company’s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Company which would materially adversely affect same which has not been disclosed to Ethos in this Agreement.

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2.17

No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Ethos knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to Ethos contained untrue statements.

3.

REPRESENTATIONS AND WARRANTIES OF ETHOS AND MERGER SUB.

Ethos and Merger Sub represent and warrant to the Company as follows, except as set forth in the written disclosure schedule delivered or made available by Ethos to the Company (the “Ethos Disclosure Schedule”). The Ethos Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 3. The disclosure in any section or subsection of the Ethos Disclosure Schedule shall qualify other sections and subsections in this Section 3 if the applicability of the disclosure contained in such section or subsection of the Ethos Disclosure Schedule to the other representations in this Section 3 is readily apparent on its face.

3.1

Due Organization; Subsidiaries; Etc.

(a)

Ethos is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to carry on its business as now being conducted and as currently proposed to be conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to carry on its business as now being conducted and as currently proposed to be conducted.

(b)

Ethos has conducted business in the United States and abroad under names other than Ethos Environmental, Inc.

(c)

Ethos and Merger Sub are not and have not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.1(c) of the Ethos Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had, and would not reasonably be expected to have, a Ethos Material Adverse Effect. Ethos and Merger Sub are each in good standing as a domestic corporation in Nevada, and Ethos is qualified to do business in California as registered with the California Secretary of State.

(d)

Part 3.1(d) of the Ethos Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of Ethos, (ii) the names of the members of each committee of the board of directors of Ethos and (iii) the names and titles of Ethos’s officers.

(e)

Except for those Subsidiaries identified in Ethos’ filings with the Securities & Exchange Commission (“SEC”), Ethos has no Subsidiaries (other than Merger Sub). Ethos has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Ethos has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest.

3.2

Certificate of Incorporation and Bylaws; Records. Ethos and Merger Sub have delivered or made available to the Company accurate and complete copies of: (a) Ethos’s Articles of Incorporation, annexed hereto as Exhibit “G” and Bylaws, annexed hereto as Exhibit “H”, and the Articles of Incorporation and Bylaws of Merger Sub, annexed hereto as Exhibits “K” and “L”, respectively, in each case including all amendments thereto; (b) the stock records of Ethos and Merger Sub; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the boards of directors and all committees of the boards of directors of Ethos and Merger Sub (the items described in (a) and (b) above, collectively, the “Ethos Constituent Documents”). There have been no formal meetings or actions taken by written consent or otherwise without a meeting of the stockholders of Ethos or Merger Sub, the board of directors of Ethos or Merger Sub or any committee of the board of directors of Ethos or Merger Sub that are not fully reflected in the minutes and other records delivered or made available to the Company pursuant to clause (c) above. There has not been any violation of the Ethos Constituent Documents, and Ethos has not taken any action that is inconsistent with the Ethos Constituent Documents. The books of account, stock records, minute books and other records of Ethos are accurate, up to date and complete in all material respects, and have been maintained in accordance with prudent business practices.

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3.3

Capitalization, Etc. Capitalization. Ethos’s authorized capital stock consists of (i) one billion (1,000,000,000) shares of Ethos Common Stock of which there are 50,510,173 shares are issued and outstanding, all of which are, or will be prior to the Closing Date validly issued, fully paid and non-assessable and 100,000,000 are reserved for issuance pursuant to stock options, warrants and/or convertible notes. Except as set forth on (i) Ethos’s last annual report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”), (ii) Ethos’s quarterly report on Form 10-Q for the six months ended June 30, 2009 (the “Form 10-Q”), and (iii) Ethos has no option plans and there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of Ethos or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Ethos prior to the Closing Date. Ethos has not granted any registration rights with respect to any shares of Ethos Common Stock or any options to acquire shares of Ethos capital stock. Upon issuance in accordance with the terms of this Agreement, the Ethos Common Stock will be validly issued, fully paid and non-assessable.

3.4

SEC Filings; Financial Statements.

(a)

Except as as otherwise publicly available, Ethos has timely filed and will continue to timely file all forms, reports and documents required to be filed by Ethos with the SEC since November 2006 (collectively, the “SEC Reports”) and the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Act”) and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not, to Ethos ‘s knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading and (iii) adequately described all material transactions, which transactions were consummated on commercially reasonable terms and were in the best interests of Ethos’s stockholders.

(b)

Ethos’s financial statements contained in Ethos’s Form 10-K and 10-Q (collectively, the “Ethos Financial Statements”) have been prepared using generally accepted accounting principles (“GAAP”) applied on a consistent basis. The Ethos Financial Statements fairly present the financial condition and results of operations for Ethos. Except as indicated in the Ethos Financial Statements, or as set forth in the Ethos Disclosure Schedule, on the Closing Date, Ethos’s outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) shall not exceed $500,000. Since the date of the Form 10-Q, there has not been any material adverse change in Ethos’s financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting Ethos’s properties, assets or business, and Ethos has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business and Ethos has not made any change in its accounting methods or practices.

(c)

On September 8, 2009, Ethos filed a Form 8-K/A with the SEC related to the registration revocation of its former auditor. As a result of such registration revocation, Ethos can no longer file any report with the SEC that includes any financial statements audited by its former auditor. As a result, Ethos will have to re-audit the year ended December 31, 2008, and may also be obligated to re-audit its financial statements for the year ended December 31, 2007.

(d)

On October 21, 2008, Ethos filed a Form 8-K related to, among other things, non-reliance of previously filed financial statements. Thereafter, on November 19, 2008 and on November 20, 2008, Ethos filed restated financial statements for the nine (9) months ended September 30, 2008 and for the years ended December 31, 2006 and 2007, respectively. The information in such reports related to the reasons underlying all such restatements are incorporated by reference herein.

3.5

Absence of Changes. Except as set forth on the Disclosure Schedule Section 3.5, subsequent to the date of the Unaudited Financial Statements and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of Ethos, and except as in the ordinary course of business and with respect to any items reserved by Ethos and reflected in its Unaudited Financial Statements, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of Ethos for any period prior to, and/or subsequent to, the date of the Unaudited Financial Statements or arising out of any transaction of Ethos prior to, and/or subsequent to, such date). Subsequent to the date of the Unaudited Financial Statements except as set forth on the Disclosure Schedule, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to Ethos’s securities, or any direct or indirect redemption, purchase, or other acquisition of any of Ethos’s securities. To Ethos’s knowledge, there has not been an assertion against the Ethos of any liability of any nature or in any amount not fully reflected or reserved against in the Unaudited Financial Statements.

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3.6

Authority of Ethos. Ethos has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action and has obtained all necessary consents and approvals required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by Ethos of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors and the Ethos Stockholders, and this Agreement are valid and binding upon Ethos and enforceable against Ethos in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

3.7

Liabilities; Fees, Costs and Expenses.

(a)

Except as set forth on Part 3.7(a) of the Ethos Disclosure Schedule, Ethos does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured and whether due or to become due, that are required to be reflected in financial statements in accordance with GAAP, except for: (i) liabilities identified as such in the “liabilities” column of the unaudited balance sheet of Ethos as of June 30, 2009 (the “Ethos Balance Sheet”); (ii) current liabilities that have arisen since the date of the Ethos Balance Sheet in the Ordinary Course of Business or otherwise in accordance with its normal operations and consistent with its past practices; and (iii) liabilities for legal, accounting and other expenses in connection with the Contemplated Transactions.

(b)

Other than as disclosed in Ethos’ filings with the SEC, Ethos has never effected or otherwise been involved in any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act).

3.8

Compliance with Legal Requirements. Ethos is and at all times has been in compliance with all applicable Legal Requirements, except where the failure to be so in compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Ethos Material Adverse Effect. No event has occurred, and no condition or circumstance exists, that will (with our without notice or lapse of time) constitute or result in a violation by Ethos of, or a failure on the party of Ethos to comply with, any Legal Requirement. Ethos has not received any written notice or other communication from any Governmental Body or any other person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (b) any actual, alleged, possible or potential obligation on the part of Ethos to undertake, or to bear all, or any portion of the cost of, any cleanup or any remedial, corrective or responsive action of any nature. To the Knowledge of Ethos, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (a) will, or would reasonably be expected to, cause a Ethos Material Adverse Effect, (b) would be reasonably expected to have an adverse effect on Ethos’s ability to comply with or perform any covenant or obligation under this Agreement or the Related Agreements, or (c) would be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions.

3.9

Contracts. As set forth on the Ethos Disclosure Schedule Section 3.9, is a true and complete schedule of all of Ethos’ material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither Ethos nor any other party to any such contract is in default under any such contract.

3.10

Compliance with the Law and Other Instruments.

(a)

Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of Ethos have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect Ethos or its properties, assets, businesses or prospects.

(b)

Ethos shall provide all material governmental licenses, permits, authorizations and approvals (the “Permits”) issued or granted to Ethos. To the knowledge of Ethos, the Permits are validly held by Ethos, and Ethos is in compliance with the Permits, except for instances of noncompliance that would not, individually or in the aggregate, have a material adverse effect. To the knowledge of Ethos, the Permits constitute all of the governmental licenses, permits, authorizations and approvals required to carry on the business of Ethos as such business is presently conducted, except where the failure to have any such license, permit, authorization or approval would not, individually or in the aggregate, have a material adverse effect.

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3.11

Absence of Conflicts. The execution and delivery of this Agreement and the issuance of the securities of Ethos, and the consummation by Ethos of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Ethos’s Articles of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Ethos is a party to or by which any of its assets are bound, (iii) do not and shall not cause Ethos to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Ethos. Ethos has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

3.12

Environmental Compliance. There are no environmental reports with respect to any of the properties owned or leased by Ethos. To Ethos’s knowledge, it is in compliance with all applicable environmental laws (the “Environmental Laws”). Ethos is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in Ethos’s business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

3.13

OSHA Compliance; Employment Matters.

(a)

To Ethos’s knowledge, it is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements, including, without limitation, all laws, etc. relating to (1) ERISA and (2) occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

(b)

Ethos does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of Ethos. Upon the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, Ethos, from and after the Closing Date will have no obligation to any officer, director, employee or consultant of Ethos for any claim, including, without limitation, any claim for wages, fees, benefits, deferred compensation, severance pay, incentive pay, or pension, arising under any of the Benefit Plans or arising out of such officer’s, director’s, employee’s, or consultant’s engagement or employment by Ethos, except as set forth on the Ethos Disclosure Schedule.

3.14

Title to Assets. Ethos owns all right, title, and interest in and to each of its assets material to its business.

(a)

Ethos shall provide a list of all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration and renewals of registration), owned, used, licensed or controlled by Ethos (the “Intellectual Property”), specifying as to each such item of Intellectual Property, as applicable: (a) the owner of the item, (b) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (c) the respective issuance, registration, or application number of the item, and (d) the date of application and issuance or registration of the item. Ethos owns all right, title and interest in and to, or has valid and enforceable licenses to use, all of the Intellectual Property used by it connection with its business. All listed Intellectual Property is owned by Ethos, free and clear of all liens or claims, including, without limitation, any claim of infringement, of any nature.

(b)

No present or former employee, officer or director of Ethos, or agent or outside contractor of Ethos, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

(c)

To the knowledge of Ethos: (a) none of the Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of Ethos for the benefit of any person other than Ethos; and (b) no employee, independent contractor or agent of Ethos has misappropriated any trade secrets or other confidential information of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of Ethos.

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3.15

Litigation. Except as set forth on the Form 10-K and the Form 10-Q there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting Ethos or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Ethos’s business pending or to its knowledge threatened, by or against, any officer or director of Ethos in connection with its affairs, whether or not covered by insurance. Except as set forth on the Form 10-K, the Form 10-Q, and the Disclosure Schedule, neither Ethos nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality affecting Ethos. Except as set forth on the Form 10-K and the Form 10-Q, Ethos is not presently engaged in any legal action. The reserves for litigation set forth on the Ethos Financial Statements are adequate to cover the cost of any adverse judgment in any pending litigation and Ethos will not be obligated to pay the costs, including, without limitation, attorney’s fees, of any pending litigation after the Closing Date.

3.16

Reporting Company Status. Ethos is a reporting company registered with the SEC whose common stock is quoted on the OTC Bulletin Board under the symbol ETEV.OB. Ethos has not received any notice with respect to non-compliance with any rules or regulations that would affect the eligibility of the Common Stock to be quoted on the OTC Bulletin Board.

3.17

No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

3.18

Broker. Ethos represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. Ethos agrees to indemnify and hold harmless Company from and against any and all claims for brokerage commissions or finder’s fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by Ethos or its affiliates or agents. Ethos acknowledges that it is responsible for that cash portion of the Compensation due and payable to Tom Chenault as set forth in Section 2.

3.19

Complete Disclosure. No representation or warranty of Ethos which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to Ethos’s knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Ethos which would materially adversely affect same which has not been disclosed to Company in this Agreement.

3.20

No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Company knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to Company contained untrue statements.

3.21

Financing.

(a)

Ethos shall arrange, on or before the Closing Date, for financing to be used by the post-Closing entity in an amount of at least $1,000,000 (the “Financing Amount”). Notwithstanding same, it is agreed and understood by the Parties hereto that the Financing Amount may be used by Ethos prior to the Closing Date only as follows: (1) up to $250,000 may be used by Ethos to settle outstanding loans, demand loans, promissory notes, or convertible notes with parties to whom such obligations does not exceed $100,000 in the aggregate and (2) to settle any other liability to any third party vendor, supplier or consultant so long as such third party accepts a minimum of a 20% discount to the actual value of the amount owed.

(b)

The Financing Amount shall be converted into Ethos common stock prior to Closing at $0.10 per share.

3.22

Completeness of Disclosure. No representation or warranty by Ethos in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Company pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.

CLOSING CONDITIONS

4.1

Conditions Precedent to Closing by the Company. The obligation of Ethos to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 7. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of Ethos and may be waived by Ethos in its sole discretion.

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(a)

Representations and Warranties of the Company to be True. To Company’s knowledge, the representations and warranties of the Company set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and the Company shall have delivered to Ethos a certificate in the form annexed hereto and made a part hereof as Exhibit “E” signed by the President of the Company and dated the Closing Date to such effect;

(b)

Performance of Obligations of the Company. The Company shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and the Company shall have delivered to Ethos a certificate in the form annexed hereto as Exhibit “E” signed by the President of the Company and dated the Closing Date to such effect;

(c)

No Adverse Change. Except as set forth on the Company Schedule, there shall not have occurred any material adverse change since the date of the Unaudited Financial Statement and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of the Company and the Company shall have delivered to Ethos a certificate in the form annexed hereto as Exhibit “E” signed by the President of the Company and dated the Closing Date to such effect;

(d)

Statutory Requirements. Any statutory requirement for the valid consummation by the Company of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by the Company of the transactions set forth in this Agreement and to permit the business presently carried on by the Company to continue unimpaired following the Closing Date, shall have been obtained, and the Company shall have delivered to Ethos a certificate in the form annexed hereto as Exhibit “E” signed by the President of Company and dated the Closing Date to such effect;

(e)

No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and the Company shall have delivered to Ethos a certificate in the form annexed hereto as Exhibit “E” signed by the President of Company and dated the Closing Date to such effect;

(f)

Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and the Company shall have delivered to Ethos a certificate in the form annexed hereto as Exhibit “E” signed by the President of Company and dated the Closing Date to such effect;

(g)

Good Standing Certificate. On the Closing Date, the Company shall provide a good standing certificate for the Company issued by the California Secretary of State complete and correct as of thirty (30) business days prior to the Closing Date, which shall be annexed hereto as Exhibit “F”;

(h)

Audit. On or prior to the Closing Date, the Company shall have audited financial statements for all period required to be filed consistent with this Agreement, including but not limited to audited financial statements for the years ended December 31, 2008 and 2009, which financials shall be audited by Ethos’s current registered independent auditor, M&K CPAS. The fees related to such audit shall be borne by the Company.

(i)

Post-Closing Board of Directors. Upon the Closing Date, Mr. Howard Landa and Mr. Bruce Tackman shall resign as members of the Ethos board of directors and as their final act shall vote to appoint to the Ethos Board of Directors Ms. Michelle Wallach and Mr. Joel D. Wallach appointed in their place. Mr. Wallach shall serve as the new Chairman, and each shall hold office in accordance with the articles of incorporation and by-laws of the respective entity, in each case until their respective successors are duly elected or appointed and qualified.

(j)

Shareholder Approval. The approval of the transactions set forth in this Agreement by the current holders of a majority of the issued and outstanding shares of the Company Common Stock.

4.2

Conditions Precedent to Closing by Ethos. The obligation of the Company to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with §7. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Company and may be waived by the Company in their discretion.

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(a)

Representations and Warranties of Ethos to be True. To Ethos’s knowledge, the representations and warranties of Ethos set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and Ethos shall have delivered to Company a certificate of Ethos in the form annexed hereto and made a part hereof as Exhibit “I” signed by the President of Ethos and dated the Closing Date to such effect;

(b)

Performance of Obligations of Ethos. Ethos shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and Ethos shall have delivered to the Company a certificate in the form annexed hereto as Exhibit “I” signed by the President of Ethos and dated the Closing Date to such effect;

(c)

No Adverse Change. There shall not have occurred any material adverse change since the date of the Form 10-Q and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of Ethos and Ethos shall have delivered to the Company a certificate in the form annexed hereto as Exhibit “I” signed by the President of Ethos and dated the Closing Date to such effect;

(d)

Statutory Requirements. Any statutory requirement for the valid consummation by Ethos of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by Ethos of the transactions set forth in this Agreement and to permit the business presently carried on by Ethos to continue unimpaired following the Closing Date, shall have been obtained and Ethos shall have delivered to the Company a certificate in the form annexed hereto as Exhibit “I” signed by the President of Ethos and dated the Closing Date to such effect;

(e)

No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and Ethos shall have delivered to the Company a certificate in the form annexed hereto as Exhibit “I” signed by the President of Ethos and dated the Closing Date to such effect; and,

(f)

Consents Under Agreements. Ethos shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and Ethos shall have delivered to the Company a certificate in the form annexed as Exhibit “I” signed by the President of Ethos and dated the Closing Date to such effect.

5.

PRE-CLOSING AND POST–CLOSING COVENANTS.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

5.1

General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary and advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the Closing conditions set forth in §7 below.

5.2

Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred herein.

5.3

Operation and Preservation of Business. The Company will continue to operate the Company Business, including its present operations, working conditions, and relationships with, licensors, suppliers, customers, and employees subject to the terms hereof. Further, the Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Company will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock; or, (ii) pay any amount to any third party with respect to any liability or obligation including any costs and expenses Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby that would not constitute an Assumed Liability if in existence as of the Closing.

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5.4

Confidentiality. All information regarding the business of Company including, without limitation, financial information that Company provides to Ethos during Ethos’s due diligence investigation of Company will be kept in strict confidence by Ethos and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Ethos or disclosed to any third party (other than Ethos’s professional accounting and legal advisors) without the prior written consent of Company. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Company, Ethos will immediately return to Company (or as directed by Company) any information received regarding Company’s business. Likewise, all information regarding the business of Ethos including, without limitation, financial information that Ethos provides to Company during its due diligence investigation of Ethos will be kept in strict confidence by Company and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Company or disclosed to any third party (other than Company’s professional accounting and legal advisors) without Ethos’s prior written consent (the foregoing in any form whatsoever shall be referred to hereinafter as the “Confidential Information”). If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Ethos, Company will immediately return to Ethos (or as directed by Ethos) any information received regarding Ethos’s business

5.5

Full Access. Company will permit representatives of Ethos, including legal counsel and accountants, to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Company to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to Company. Ethos will treat and hold as such any Confidential Information it receives from any Company Stockholder and Company in the course of the reviews contemplated by this §5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Company Stockholders and Company all tangible embodiments of the Confidential Information that are in its possession.

5.5

Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above. No disclosure by any Party pursuant to this §5.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.

ADDITIONAL COVENANTS OF THE PARTIES

6.1

Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.2

Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Company and Ethos will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Company or Ethos, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.3

Conduct of Company and Ethos Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Ethos otherwise consents in writing, Company will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Company otherwise consents in writing, Ethos will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.4

Certain Acts Prohibited – Company. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of Ethos:

(a)

amend its articles, bylaws or other incorporation documents;

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(b)

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Company except in the ordinary course of business;

(c)

dispose of or contract to dispose of any Company property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)

issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Company Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)

not: (i) declare, set aside or pay any dividends on, or make any other distributions in respect of the Company Common Stock; or (ii) split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock; or

(f)

not materially increase benefits or compensation expenses of Company, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.5

Public Announcements. Ethos and Company each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Company acknowledges that Ethos must comply with securities laws requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Ethos in meeting its obligations.

7.

CLOSING

7.1

Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Ethos or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Company and Ethos, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.2

Closing Deliveries of Company. At Closing, the Company will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Ethos:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Company evidencing approval of this Agreement and the Transaction;

(b)

share certificates representing the Company Shares as required by this Agreement;

(c)

all certificates and other documents required by §2 of this Agreement;

(d)

a certificate of an officer of the Company, dated as of Closing, certifying that; (i) each covenant and obligation of Company has been complied with; and, (ii) each representation, warranty and covenant of Company is true and correct at the Closing as if made on and as of the Closing; and

(e)

the Company Documents and any other necessary documents, each duly executed by the Company, as required to give effect to the Transaction.

7.3

Closing Deliveries of Ethos. At Closing, Ethos will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Company:

(a)

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Ethos evidencing approval of this Agreement and the Transaction;

(b)

share certificates representing the Merger Consideration to the Company;

(c)

all certificates and other documents required by §3 of this Agreement;

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(d)

a certificate of an officer of Ethos, dated as of Closing, certifying that; (i) each covenant and obligation of Ethos has been complied with; and, (ii) each representation, warranty and covenant of Ethos is true and correct at the Closing as if made on and as of the Closing; and

(e)

any other necessary documents, each duly executed by Ethos, as required to give effect to the Transaction.

8.

TERMINATION

8.1

Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)

mutual agreement of Ethos and the Company;

(b)

Ethos, if there has been a material breach by the Company of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Company that is not cured, to the reasonable satisfaction of Ethos, within ten business days after notice of such breach is given by Ethos (except that no cure period will be provided for a breach by Company that by its nature cannot be cured);

(c)

the Company, if there has been a material breach by Ethos of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Ethos that is not cured by the breaching party, to the reasonable satisfaction of the Company, within ten business days after notice of such breach is given by the Company (except that no cure period will be provided for a breach by Ethos that by its   nature cannot be cured);

(d)

Ethos or the Company if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2

Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

8.3

Liquidated Damages. In the event that either party materially breaches any of its obligations under this Agreement and terminates this Agreement, then the non-terminating party will be entitled to receive $2,500,000 as liquidated damages, not as a penalty, from the terminating party, an amount mutually agreed by Ethos and the Company, in full satisfaction of terminating party’s obligations hereunder.

9.

INDEMNIFICATION

9.1

Indemnification by Ethos. In order to induce the Company to enter into and perform this Agreement, Ethos hereby indemnifies, protects, defends and saves and holds harmless Company and each of its stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (“Company Indemnified Parties”), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense, which the Company Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Ethos of the representations, warranties and covenants set forth in Article “3” of, and elsewhere in, this Agreement or in any documents delivered pursuant hereto or of a breach by Ethos of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

9.2

Reasonable Costs, Etc. The indemnification, which is set forth in this Article “9” of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

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9.3

Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the “Indemnifying Party”), then the Indemnified Party within ten (10) days after such Indemnified Party’s receipt of the Claim, shall notify the Indemnifying Party pursuant to Article “9” of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the “Claim Notice”). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to the terms of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article “9” of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to the terms of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to this Article “9” shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement.

10.

MISCELLANEOUS

10.1

Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.2

Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

10.3

Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to Company:

AL GLOBAL CORPORATION

Attn: Steve Wallach

2400 Boswell Road

Chula Vista, CA 91914

Facsimile No.: (619) 934-6024

With a copy to:

Ardagna & Ramirez LLP

Attn: Ned Ardagna

571 3rd Avenue

Chula Vista, CA 91910

Facsimile No.: (619) 872-0769

If to Ethos:

President

Ethos Environmental, Inc.

6800 Gateway Park Drive

San Diego, CA 92154

Facsimile No.: (619) 575-9300

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With a copy to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Attention: Luis Carrillo, Esq.

Facsimile No.: 619-330-1888

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in Section 10.3 of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

10.4

Governing Law: Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of Nevada without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Nevada and made pursuant to the laws of the State of Nevada.

10.5

Expenses. Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

11.6

Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

10.7

Entire Agreement. This Agreement and all documents and instruments referenced to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Paragraph 10.11 of this Article “10” of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Ethos or Company makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other with respect to any one or more of the foregoing.

10.8

Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

10. 9

Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

10.10

Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

10.11

Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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10.12

Confidentiality.

(a)

Ethos, on its own behalf or on behalf of its directors, officers, employees, stockholders and/or other representatives and/or agents, recognize and acknowledge that they had in the past and currently have access to certain confidential information of Company which is valuable, special and unique to Company. Ethos agrees that, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (i) to Ethos and to authorized representatives of Ethos, and (ii) to counsel and other advisers and representatives of Ethos, provided that such advisors or representatives (other than counsel) agree in writing to the confidentiality provisions of this Paragraph of this Article “10” of this Agreement, unless (1) such information becomes known to the public generally through no fault of Ethos, (2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Paragraph of this Article “10” of this Agreement, Ethos shall, if possible, give prior written notice thereof to Company and provide Company with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by Ethos of the provisions of this Paragraph of this Article “10” of this Agreement, Company shall be entitled to an injunction restraining Ethos from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

(b)

Company on its own behalf or on behalf of its respective directors, officers, employees, stockholders and/or other representatives and/or agents, recognizes and acknowledges that it had in the past and currently has access to certain confidential information of Ethos, which is valuable, special and unique to Ethos. Company agrees that, prior to the Closing Date, or if the transactions contemplated by this Agreement are not consummated, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to Company and to authorized representatives of Company, and (b) to counsel and other advisers and representatives of Company, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Paragraph of this Article “10” of this Agreement, unless (1) such information becomes known to the public generally through no fault of Company, (2) disclosure is required by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this Paragraph of this Article “10” of this Agreement, Company shall, if possible, give prior written notice thereof to Ethos and provide Ethos with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party.. In the event of a breach or threatened breach by Company of the provisions of this Paragraph “10.12” of this Article “10” of this Agreement, Ethos shall be entitled to an injunction restraining Company from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Ethos from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

10.13

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.14

Exhibits. All Exhibits and schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

10.15

Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel and terminate this Agreement by giving written notice to the other party.

Page | 20

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Ethos Environmental, Inc. (“Ethos”)		AL Global Corporation (the “Company”)

By:	/s/ Corey P. Schlossmann	By:	/s/ Joel D. Wallach
Corey P. Schlossmann, Chief Executive Officer		Joel D. Wallach

ETEV Merger Sub, Inc.:

By:	/s/ Corey P. Schlossmann
Corey P. Schlossmann, Chief Executive Officer

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EXHIBITS AND SCHEDULES

Exhibit A

Defined Terms

Exhibit B

Company Articles of Incorporation

Exhibit C

Company Bylaws

Exhibit D

Company Unaudited Financial Statements

Exhibit E

Company Officers Certificate

Exhibit F

Company Certificate of Good Standing

Exhibit G

Ethos Articles of Incorporation

Exhibit H

Ethos Bylaws

Exhibit I

Ethos Officers Certificate

Exhibit J

Ethos Ethos Certificate of Good Standing

Exhibit K

Merger Sub Articles of Incorporation

Exhibit L

Merger Sub By-Laws

Exhibit M

Company Disclosure Schedule

Exhibit N

Ethos and Merger Sub Disclosure Schedule

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EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Act.

“Agreement” shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

“Business Day” shall mean any day other than a day on which banks in the State of California are authorized or obligated to be closed.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Common Stock” shall mean the Common Stock, no par value per share, of the Company.

“Company Contract” shall mean any Contract: (a) to which the Company is a Party; (b) by which any of the Company or any Company IP Rights or any other asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

“Company IP Rights” shall mean (a) all Intellectual Property Rights in the Company Products and (b) all Intellectual Property Rights owned, licensed, or Controlled by the Company that are necessary or used in the Company’s business as presently conducted.

“Company IP Rights Agreement” shall mean any Contract governing, related or pertaining to any Company IP Rights.

“Company Material Adverse Effect” shall mean any effect, change, event, circumstance or development (each such item, an “Effect”) that, considered together with all other Effects that had occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, capitalization, assets, operations or financial performance or prospects of the Company; or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect: (i) any Effect on the business, financial condition, capitalization, assets, operations or financial performance or prospects of the Company caused by, related to or resulting from the Contemplated Transactions or the announcement or pendency thereof; (ii) any failure by the Company to meet internal revenue projections or forecasts for any period; provided that the actual results of the Company do not deviate by more than 20% from the results anticipated by such projections or forecasts; (iii) any adverse change, effect or occurrence attributable to the United States economy as a whole, provided that such change, effect or occurrence does not affect the Company in a disproportionate manner; (iv) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (v) any change in accounting requirements or principles or any change in applicable accounting laws, rules or regulations or the interpretation thereof. For the avoidance of doubt, (i) the entrance of any settlement, arbitration award or judgment that results or would result in any payment in excess of $5,000,000 by the Company, or (ii) the granting of any injunctive relief against the Company that has or would reasonably be expected to have or result in an adverse effect on the business, financial condition, capitalization, assets, operations or financial performance or prospects of the Company, in connection in each case with any Legal Proceeding to which the Company is a party, shall constitute a Company Material Adverse Effect.

“Company Options” shall mean options to purchase shares of Company Common Stock issued by the Company.

“Company Products” shall mean all products being manufactured, distributed or developed by or on behalf of the Company.

“Company Registered IP” shall mean all Company IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

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“Company Related Party” shall mean (i) each stockholder of the Company that is the holder of greater than 5% of any class of the Company’s capital stock; (ii) each individual who is an officer or director of the Company; (iii) each member of the immediate family of each of the individuals referred to in clause (i) and (ii) above; and (iv) any trust or other Entity (other than the Company) in which any one of the Persons referred to in clauses (i), (ii) or (iii) above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.

“Company Warrants” shall mean warrants to purchase Company Common Stock or Company Preferred Stock.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by the Agreement.

“Contract” shall, with respect to any Person, mean any written, oral or other agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable law.

“Controlled” means, with respect to any item of Intellectual Property or Intellectual Property Right, that a Party owns or has a license to such item or right and has the ability to disclose such item or grant to the other Party access to or a license or sublicense under such item or right as provided for in this Agreement without violating the terms of any agreement or other arrangement with any third party in existence at the time of such disclosure or grant, as applicable.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) other than (a) mechanic’s, materialmen’s and similar liens, (b) liens arising under worker’s compensation, unemployment insurance and similar legislation, and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business.

“Entity” shall mean any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Taxing authority); or (d) self-regulatory organization (including the Nasdaq Global Market).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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“Intellectual Property” shall mean and includes all software (in any form including source code and executable or object code), algorithms, marks (including trade dress, brand names, logos, and source identifiers), URLs, web sites, works of authorship, formulae, chemical compositions or structures, assay components, biological materials, cell lines, clinical data, inventions (whether or not patentable), know-how, methods, processes, protocols, specifications, techniques, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as laboratory notebooks, samples, studies and summaries).

“Intellectual Property Rights” shall mean and includes all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures, (b) trademarks and rights in service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, (c) rights associated with works of authorship, including copyrights, moral rights, and mask works, (d) trade secret rights, (e) other proprietary rights in Intellectual Property of every kind, and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of and applications for, any of the rights referred to in clauses (a) through (f) above.

“IRS” shall mean the United States Internal Revenue Service.

“Key Employee” shall mean an officer of the Company or Ethos, as applicable, or any employee that reports directly to the board of directors or chief executive officer of the Company or Ethos, as applicable.

“Knowledge” shall mean, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual’s employee or professional responsibility. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq Global Market or the Financial Industry Regulatory Authority).

“NRS” means the Nevada Revised Statutes.

“Ordinary Course of Business” shall mean, in the case of the Company, such reasonable and prudent actions taken in the ordinary course of its normal operations and consistent with its past practices, and, in the case of Ethos, any actions relating to the sale or disposition of assets and payment of liabilities in connection with winding up its business.

“Party” or “Parties” shall mean the Company, Merger Sub and Ethos.

“Person” shall mean any individual, Entity or Governmental Body.

“Ethos Common Stock” shall mean the Common Stock, $0.001 par value per share, of Ethos.

“Ethos Contract” shall mean any Contract: (a) to which Ethos or any of its Subsidiaries is a party; (b) by which Ethos or any Ethos IP Rights or any other asset of Ethos is or may become bound or under which Ethos has, or may become subject to, any obligation; or (c) under which Ethos or any of its Subsidiaries has or may acquire any right or interest.

“Ethos IP Rights” shall mean (a) Intellectual Property Rights in the Ethos Products and (b) all Intellectual Property Rights owned, licensed, or Controlled by Ethos and its Subsidiaries that is necessary or used in Ethos’s business as presently conducted.

“Ethos IP Rights Agreement” shall mean any instrument or agreement governing any Ethos IP Rights.

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“Ethos Material Adverse Effect” shall mean any Effect that, considered together with all other Effects that had occurred prior to the date of determination of the occurrence of the Ethos Material Adverse Effect, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the financial condition or assets of Ethos; or (b) the ability of Ethos to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Ethos Material Adverse Effect: (i) any Effect on the financial condition or assets of Ethos caused by, related to or resulting from the Contemplated Transactions or the announcement or pendency thereof or any transactions undertaken, continued or consummated in connection with the matters described on Part 4.2 of the Ethos Disclosure Schedule or as provided in Section 4.2(c); (ii) any adverse change, effect or occurrence attributable to the United States economy as a whole, provided that such change, effect or occurrence does not affect Ethos in a disproportionate manner; (iii) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; (iv) any change in accounting requirements or principles or any change in applicable accounting laws, rules or regulations or the interpretation thereof; and (v) any change in the stock price or trading volume of Ethos independent of any other event that would be deemed to have a Ethos Material Adverse Effect. For the avoidance of doubt, (i) (A) the entrance of any settlement, arbitration award or judgment that results or would result in any payment in excess of $5,000,000 by Ethos, or (B) the granting of any injunctive relief against Ethos that has or would reasonably be expected to have or result in an adverse effect on the business, financial condition, capitalization, assets, operations or financial performance or prospects of Ethos, in connection in each case with any Legal Proceeding to which Ethos is a party, shall constitute a Ethos Material Adverse Effect, and (ii) the amount of Net Assets, or any increase or decrease in Net Assets above or below a particular level, shall not constitute a Ethos Material Adverse Effect.

“Ethos Options” shall mean options to purchase shares of Ethos Common Stock issued by Ethos.

“Ethos Preferred Stock” shall mean any Preferred Stock, $0.001 par value per share, of Ethos.

“Ethos Products” shall mean all products being manufactured, distributed or developed by or on behalf of Ethos.

“Ethos Registered IP” shall mean all Ethos IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Ethos Related Party” shall mean any Affiliate of Ethos.

“Ethos Warrants” shall mean warrants to purchase shares of Ethos Common Stock issued by Ethos.

“Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean, with respect to a given Person, any entity that the Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Tax” shall mean any U.S. federal, state, local, foreign or other taxes, levies, charges and fees or other similar assessments or liabilities in the nature of a tax, including, without limitation, any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any penalty, assessment, addition to tax or interest, whether disputed or not.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

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EXHIBIT B

ARTICLES OF INCORPORATION OF THE COMPANY

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EXHIBIT C

BY-LAWS OF THE COMPANY

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EXHIBIT D

GOOD STANDING CERTIFICATE(S) OF THE COMPANY

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EXHIBIT E

UNAUDITED FINANCIAL STATEMENTS OF THE COMPANY

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EXHIBIT F

OFFICER’S CERTIFICATE OF THE COMPANY

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EXHIBIT G

ARTICLES OF INCORPORATION OF ETHOS

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EXHIBIT H

BY-LAWS OF THE ETHOS

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EXHIBIT I

GOOD STANDING CERTIFICATE(S) OF ETHOS

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EXHIBIT J

OFFICER’S CERTIFICATE OF ETHOS

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EXHIBIT K

ARTICLES OF INCORPORATION OF MERGER SUB

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EXHIBIT L

BY-LAWS OF MERGER SUB

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EXHIBIT M

COMPANY DISCLOSURE SCHEDULE

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SCHEDULE 2.1

2.1(c) – Jurisdiction

2.1(d) – Board Members

2.1(e) – Subsidiaries

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SCHEDULE 2.2

Records

None.

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SCHEDULE 2.5

Materially Adverse Changes

None.

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SCHEDULE 2.7

Permits

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SCHEDULE 2.12

Contracts

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EXHIBIT N

ETHOS AND MERGER SUB

DISCLOSURE SCHEDULE

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SCHEDULE 3.1

3.1(c) – Jurisdiction

3.1(d) – Board Members

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SCHEDULE 3.5

Materially Adverse Changes

None.

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SCHEDULE 3.7

Liabilities; Fees, Costs and Expenses

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SCHEDULE 3.9

Contracts

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